FOR IMMEDIATE RELEASE
---------------------

CONTACT

LEONARD OSSER, CEO

MILESTONE SCIENTIFIC INC
(973) 535-2717; (973) 535-2829 (FAX)
WEB SITE: www.milesci.com

                  THOMAS RONCA JOINS MILESTONE SCIENTIFIC INC.
                                       AS
                             CHIEF OPERATING OFFICER

        HEALTHCARE INDUSTRY EXECUTIVE TO FOCUS UPON COMMERCIALIZATION OF
                   COMPUFLO(TM) ANESTHETIC DELIVERY TECHNOLOGY

LIVINGSTON, NEW JERSEY (JUNE 30, 2005) -- MILESTONE SCIENTIFIC INC. (AMEX: MS),
which develops, manufactures and markets computer controlled local anesthetic delivery systems, today announced that Thomas R. Ronca has joined the Company's executive management team as Chief Operating Officer, effective immediately.

While most recently a medical industry consultant, Mr. Ronca was during the years 1994-2003 a Senior Vice President and General Manager of the Medical
Technology Division of B. Braun Medical, Inc., a subsidiary of B. Braun
Melsungen AG, a $3 billion global supplier of medical devices and other healthcare products. He was responsible for P&L, Sales/Marketing, New Product
Development, Regulatory Affairs, QA, Customer Service and the opening of new markets. From 1996 through 2000, he simultaneously served as President and Chief
Operating Officer of B. Braun Biotech, Inc., which provides fermenters, bioreactors and laboratory equipment to over 200 customers in the pharmaceutical and biotechnology industries. Mr. Ronca joined B. Braun Medical in 1977 as
Director of Quality Assurance and Regulatory Affairs, and he was subsequently promoted to President and CEO (1989-1994) of Nova Medical, Inc. (owned by B.
Braun) and Senior Vice President of Research and Development (1992-1996). Prior
to joining B. Braun, he served as Department Head, Environmental Control at E.R.
Squibb & Sons during the years 1967-1977.

While with B. Braun Medical, Mr. Ronca was responsible for numerous 510(k)
applications to the U.S. Food & Drug Administration (FDA), as well as the filings of IDEs, INDs, ANDAs and PMAs. He sponsored and managed clinical trials, and he was responsible for clinical monitoring, data collection, the communication of regulatory objectives to staff, the assessment of success relative to objectives, and presentations to FDA and senior management.

In his new role, Mr. Ronca will lead Milestone's efforts to commercialize its
CompuFlo technology in the medical market, initially for the administration of epidural anesthetic injections. His background in the medical technology arena should allow Mr. Ronca to successfully manage both the clinical and regulatory processes. With the addition of Mr. Ronca, Milestone has assembled a team of talented people in the industry and academia to advance product development and promote the technology.

"We believe Tom's extensive experience in operations and regulatory approval processes will prove invaluable to Milestone as we pursue the commercialization of our CompuFlo technology, which allows

doctors to administer local anesthetics to patients with greater safety than is possible with traditional 150-year-old hypodermic syringe technology," stated
Leonard Osser, Chief Executive Officer of Milestone Scientific Inc. "Clinical
studies have proven CompuFlo's ability to positively identify the epidural space, which is critically important when administering local anesthesia during childbirth procedures. Tom has vast knowledge and strong relationships in the medical device field, and we believe his efforts will accelerate commercialization of our innovative CompuFlo technology. "

ABOUT MILESTONE SCIENTIFIC INC.

MILESTONE SCIENTIFIC is the developer, manufacturer and marketer of CompuMed(R)
and CompuDent(R) computer controlled local anesthetic delivery systems. These systems comprise a microprocessor controlled drive unit as well as The Wand(R)
handpiece, a single patient use product that is held in a pen-like manner for injections. The Company also sells the SafetyWand(R), which incorporates engineered sharps injury protection features to aid in the prevention of accidental needlesticks. Milestone has also developed proprietary consumer
(Ionic White) and professional (Cool Blue) teeth whitening systems that were introduced to the market in early 2005.

In 2001, Milestone Scientific received broad United States patent protection on an enabling technology for computer controlled, pressure sensitive infusion, perfusion, suffusion and aspiration, which provides real time displays of pressures, fluid densities and flow rates, that advances the delivery and removal of a wide array of fluids. Development of this CompuFlo technology is currently underway.

The Company is headquartered in Livingston, New Jersey, and its common stock trades on the American Stock Exchange under the symbol "MS".

This press release contains forward-looking statements regarding the timing and financial impact of the Milestone's ability to implement its business plan, expected revenues and future success. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Milestone's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, failure to achieve expected revenue growth, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in Milestone's periodic filings with the Securities and Exchange
Commission, including without limitation, Milestone's Annual Report on Form
10-KSB for the year ended December 31, 2004. The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. Milestone undertakes no obligation to revise or update publicly any forward-looking statements for any reason.